Exhibit 32.1

Certification of Chief Executive Officer Pursuant To

18 U.S.C. Section 1350, as Adopted Pursuant To

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Rhino Resource Partners LP (the “Partnership”) for the year ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard A. Boone, as Chief Executive Officer of the Partnership, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By:	/s/ Richard A. boone
Name:	Richard A. Boone
Title:	President, Chief Executive Officer and Director

Date: March 24, 2017